EXHIBIT 99.1

Home BancShares, Inc. Announces Record Quarterly Net Income of $17.5 Million

CONWAY, Ark., April 17, 2013 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (Nasdaq:HOMB), parent company of Centennial Bank, today announced first quarter net income of $17.5 million, or $0.62 diluted earnings per common share, compared to $14.5 million of net income, or $0.51 diluted earnings per common share for the same quarter in 2012. The Company increased its first quarter earnings by $3.1 million or 21.0% for the three months ended March 31, 2013 compared to the same period of the previous year.

Because acquisitions are growth and capital management strategies, earnings excluding amortization of intangibles after-tax are useful in evaluating the Company. Diluted earnings per common share excluding intangible amortization for the first quarter of 2013 was $0.64 compared to $0.52 diluted earnings per common share excluding intangible amortization for the same period in 2012.

"This is the eighth consecutive quarter we have reported the most profitable quarter in the Company's history," said John Allison, Chairman. "The Company has demonstrated an improvement in our non-performing non-covered loans and assets this quarter plus a very impressive return on average assets of 1.70% for the first quarter of 2013. We continue to remain strong in our capital levels, which are considerably above the regulators' capital requirements. These strong reserves place us in a position to benefit from both FDIC and market acquisition transaction opportunities as they are presented."

Randy Sims, Chief Executive Officer, added, "The record net income reported for the first quarter is an outstanding accomplishment for our Company. This quarter the Company increased its earnings above our previously recorded record earnings by $609,000 or 3.6%. We improved our net interest margin 50 basis points during the first quarter of 2013 when compared to the first quarter of 2012."

Operating Highlights

Each quarter we perform credit impairment tests on the loans acquired in our FDIC loss sharing and non-loss sharing acquisitions. During our first quarter 2013 impairment testing, five FDIC loss sharing pools evaluated by the Company were determined to have a materially projected credit improvement. As a result of this improvement, the Company will recognize approximately $15.6 million as an adjustment to yield over the weighted average life of the loans ($2.2 million was recognized during the first quarter of 2013). Improvements in credit quality decrease the basis in the related indemnification asset and increase our FDIC true up liability. This positive event will reduce the indemnification asset by approximately $12.5 million ($2.1 was recognized for the first quarter of 2013) and increase our FDIC true-up liability by $1.6 million ($57,000 was recognized for the first quarter of 2013). The $12.5 million will be amortized over the weighted average life of the shared-loss agreement. This amortization will be shown as a reduction to FDIC indemnification non-interest income. The $1.6 million will be expensed over the remaining true-up measurement date as other non-interest expense. In October 2012, the Financial Accounting Standards Board issued Accounting Standards Update ("ASU") 2012-06, Business Combinations (Topic 805): "Subsequent Accounting for an Indemnification Asset Recognized at the Acquisition Date as a Result of a Government-Assisted Acquisition of a Financial Institution". ASU 2012-06 did not impact or change the first quarter 2013 impairment tests or results; the Company was already following the guidance provided for in this new standard.

Net interest income for the first quarter of 2013 increased 21.4% to $44.3 million from $36.5 million during the first quarter of 2012. For the first quarter of 2013, the effective yield on non-covered loans and covered loans was 6.11% and 10.30%, respectively. Excluding the $2.2 million of additional yield for first quarter, the pro-forma effective yield on covered loans was 7.94%. Net interest margin, on a fully taxable equivalent basis, was 5.15% for the quarter just ended compared to 4.65% in the first quarter of 2012, an increase of 50 basis points. When adjusted for the previously discussed $2.2 million, net interest margin, on a fully taxable equivalent basis, was 4.91% for the quarter just ended compared to 4.65% in the first quarter of 2012, an increase of 26 basis points. The Company was able to expand its net interest margin because of its ability to improve pricing on interest bearing deposits combined with additional yield on FDIC loss sharing loans which more than offset the lower interest rates on newly originated loans in the loan portfolio during this historically low rate environment.

The Company reported $9.0 million of non-interest income for the first quarter of 2013, compared to $10.1 million for the first quarter of 2012. The most important components of the first quarter non-interest income were $3.7 million from service charges on deposits accounts, $3.4 million from other service charges and fees, $1.4 million from mortgage lending income, $1.2 million from other income, and $679,000 from insurance commissions offset by the $2.0 million of net amortization on the FDIC indemnification asset. Included in other income was $326,000 of tax-free life insurance proceeds. The proceeds were in connection with two former associates who were not currently with the Company.

Non-interest expense for the first quarter of 2013 was $25.9 million compared to $24.4 million for the first quarter of 2012. For the first quarter of 2013, our efficiency ratio was 46.03% or improved by 372 basis points from the same period of the previous year.

Financial Condition

Total non-covered loans were $2.31 billion at March 31, 2013 compared to $2.33 billion at December 31, 2012. Total covered loans were $358.7 million at March 31, 2013 compared to $384.9 million at December 31, 2012. Total deposits were $3.47 billion at March 31, 2013 compared to $3.48 billion at December 31, 2012. Total assets were $4.23 billion at March 31, 2013 compared to $4.24 billion at December 31, 2012.

Non-performing non-covered loans were $25.8 million as of March 31, 2013, of which $16.3 million were located in Florida. Non-performing non-covered loans as a percent of total non-covered loans were 1.12% as of March 31, 2013 compared to 1.17% as of December 31, 2012. Non-performing non-covered assets were $44.9 million as of March 31, 2013, of which $23.0 million were located in Florida. Non-performing non-covered assets as a percent of total non-covered assets were 1.21% as of March 31, 2013 compared to the 1.30% reported for December 31, 2012.

The Company's allowance for loan losses for non-covered loans was $42.3 million at March 31, 2013, or 1.83% of total non-covered loans, compared to $45.2 million, or 1.94% of total non-covered loans, at December 31, 2012. As of March 31, 2013 and December 31, 2012, the allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired was 5.13% and 5.26%, respectively. As of March 31, 2013 and December 31, 2012, the Company's allowance for loan losses for non-covered loans was 164% and 166% of its total non-performing non-covered loans, respectively.

Stockholders' equity was $528.4 million at March 31, 2013 compared to $515.5 million at December 31, 2012, an increase of $12.9 million. Book value per common share was $18.79 at March 31, 2013 compared to $18.34 at December 31, 2012.

Branches

Presently, the Company has plans in the second quarter of 2013 to open a loan production office in Pensacola, Florida which will convert to a full-service branch shortly thereafter. During the middle of 2013, the Company has plans for one additional de novo branch location on Highway 30A in Seagrove, Florida. In January 2013, one branch in south Arkansas was closed to improve operational efficiency. As a result of our acquisition of Premier Bank in the fourth quarter of 2012, it is anticipated three to four branches will close in the Tallahassee, FL area in the second quarter of 2013. The Company currently has 46 branches in Arkansas, 54 branches in Florida and 7 branches in Alabama.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, April 18, 2013. Interested parties can listen to this call by calling 1-888-317-6016 and asking for the Home BancShares conference call. A replay of the call will be available by calling 1-877-344-7529, Passcode: 10026428, which will be available until April 26, 2013 at 8:00 a.m. CT (9:00 ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under "Investor Relations" for 12 months.

General

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.'s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Our wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has locations in Central Arkansas, North Central Arkansas, Southern Arkansas, the Florida Keys, Southwestern Florida, Central Florida, the Florida Panhandle and South Alabama. The Company's common stock is traded through the NASDAQ Global Select Market under the symbol "HOMB."

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(In thousands)	2013	2012	2012	2012	2012

ASSETS

Cash and due from banks	$ 95,604	$ 101,972	$ 86,381	$ 71,078	$ 76,837
Interest-bearing deposits with other banks	206,753	129,883	69,248	287,452	269,401
Cash and cash equivalents	302,357	231,855	155,629	358,530	346,238
Federal funds sold	2,850	17,148	1,775	575	1,375
Investment securities - available for sale	724,929	726,223	755,197	712,820	759,959
Loans receivable not covered by loss share	2,309,146	2,331,199	2,076,248	2,035,487	2,046,108
Loans receivable covered by FDIC loss share	358,669	384,884	407,416	432,422	455,435
Allowance for loan losses	(45,935)	(50,632)	(54,440)	(56,511)	(51,014)
Loans receivable, net	2,621,880	2,665,451	2,429,224	2,411,398	2,450,529
Bank premises and equipment, net	117,534	113,883	105,131	100,694	100,674
Foreclosed assets held for sale not covered by loss share	18,861	20,393	14,942	14,481	14,634
Foreclosed assets held for sale covered by FDIC loss share	29,928	31,526	31,799	35,008	39,744
FDIC indemnification asset	126,275	139,646	153,758	162,439	181,884
Cash value of life insurance	59,185	59,219	53,366	53,167	52,955
Accrued interest receivable	14,367	16,305	14,872	14,834	15,845
Deferred tax asset, net	40,907	46,998	33,680	31,115	34,680
Goodwill	85,681	85,681	77,090	77,090	77,090
Core deposit and other intangibles	11,259	12,061	9,792	10,486	11,180
Other assets	69,494	75,741	51,654	73,768	61,165
Total assets	$ 4,225,507	$ 4,242,130	$ 3,887,909	$ 4,056,405	$ 4,147,952

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$ 717,830	$ 666,414	$ 596,746	$ 597,374	$ 583,951
Savings and interest-bearing transaction accounts	1,810,957	1,784,047	1,527,829	1,521,869	1,514,812
Time deposits	936,649	1,032,991	1,007,894	1,174,286	1,281,636
Total deposits	3,465,436	3,483,452	3,132,469	3,293,529	3,380,399
Federal funds purchased	--	--	--	--	--
Securities sold under agreements to repurchase	77,194	66,278	61,499	66,620	72,531
FHLB borrowed funds	130,369	130,388	130,506	140,523	142,753
Accrued interest payable and other liabilities	21,020	17,672	24,590	15,967	27,403
Subordinated debentures	3,093	28,867	28,867	44,331	44,331
Total liabilities	3,697,112	3,726,657	3,377,931	3,560,970	3,667,417

Stockholders' equity
Common stock	281	281	282	281	281
Capital surplus	416,741	416,354	420,595	420,538	421,006
Retained earnings	100,730	86,837	77,190	64,478	51,800
Accumulated other comprehensive income	10,643	12,001	11,911	10,138	7,448
Total stockholders' equity	528,395	515,473	509,978	495,435	480,535
Total liabilities and stockholders' equity	$ 4,225,507	$ 4,242,130	$ 3,887,909	$ 4,056,405	$ 4,147,952

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
(In thousands)	2013	2012	2012	2012	2012	2013	2012

Interest income
Loans	$ 44,159	$ 41,203	$ 39,285	$ 40,365	$ 38,506	$ 44,159	$ 38,506
Investment securities
Taxable	2,403	2,708	2,598	3,060	2,860	2,403	2,860
Tax-exempt	1,481	1,544	1,541	1,534	1,535	1,481	1,535
Deposits - other banks	98	52	115	127	85	98	85
Federal funds sold	7	9	3	3	2	7	2

Total interest income	48,148	45,516	43,542	45,089	42,988	48,148	42,988

Interest expense
Interest on deposits	2,485	2,877	3,288	4,164	4,660	2,485	4,660
Federal funds purchased	--	1	--	--	--	--	--
FHLB borrowed funds	1,004	1,030	1,040	1,134	1,160	1,004	1,160
Securities sold under agreements to repurchase	80	79	107	111	110	80	110
Subordinated debentures	230	247	482	521	524	230	524

Total interest expense	3,799	4,234	4,917	5,930	6,454	3,799	6,454

Net interest income	44,349	41,282	38,625	39,159	36,534	44,349	36,534
Provision for loan losses	--	1,250	167	1,333	--	--	--
Net interest income after provision for loan losses	44,349	40,032	38,458	37,826	36,534	44,349	36,534

Non-interest income
Service charges on deposit accounts	3,709	4,062	3,834	3,668	3,505	3,709	3,505
Other service charges and fees	3,437	3,062	3,119	3,223	3,024	3,437	3,024
Mortgage lending income	1,372	1,461	1,550	1,277	904	1,372	904
Insurance commissions	679	368	512	438	551	679	551
Income from title services	109	133	112	129	88	109	88
Increase in cash value of life insurance	180	202	200	214	257	180	257
Dividends from FHLB, FRB, bankers' bank & other	175	635	182	175	175	175	175
Gain on acquisitions	--	5,205	--	--	--	--	--
Gain on sale of SBA loans	56	--	206	198	--	56	--
Gain (loss) on sale of premises & equip, net	15	(30)	(5)	359	--	15	--
Gain (loss) on OREO, net	86	121	(222)	159	(107)	86	(107)
Gain (loss) on securities, net	--	(1)	--	(9)	19	--	19
FDIC indemnification accretion/amortization, net	(1,992)	229	373	449	670	(1,992)	670
Other income	1,199	740	765	773	1,017	1,199	1,017

Total non-interest income	9,025	16,187	10,626	11,053	10,103	9,025	10,103

Non-interest expense
Salaries and employee benefits	12,952	12,348	11,652	11,903	11,386	12,952	11,386
Occupancy and equipment	3,594	3,712	3,805	3,552	3,431	3,594	3,431
Data processing expense	1,510	1,331	1,137	1,371	1,091	1,510	1,091
Other operating expenses	7,807	12,186	7,387	7,598	8,478	7,807	8,478

Total non-interest expense	25,863	29,577	23,981	24,424	24,386	25,863	24,386

Income before income taxes	27,511	26,642	25,103	24,455	22,251	27,511	22,251
Income tax expense	9,963	9,703	9,008	8,965	7,753	9,963	7,753
Net income available to all shareholders	$ 17,548	$ 16,939	$ 16,095	$ 15,490	$ 14,498	$ 17,548	$ 14,498

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
except per share data)	2013	2012	2012	2012	2012	2013	2012

PER SHARE DATA

Diluted earnings per common share	$ 0.62	$ 0.60	$ 0.57	$ 0.55	$ 0.51	$ 0.62	$ 0.51
Diluted earnings per common share excluding intangible amortization	0.64	0.62	0.58	0.57	0.52	0.64	0.52
Basic earnings per common share	0.62	0.60	0.58	0.55	0.51	0.62	0.51
Dividends per share - common	0.130	0.260	0.120	0.100	0.100	0.130	0.100
Book value per common share	18.79	18.34	18.10	17.64	17.11	18.79	17.11
Tangible book value per common share	15.35	14.86	15.01	14.53	13.96	15.35	13.96

STOCK INFORMATION

Average common shares outstanding	28,111	28,073	28,150	28,095	28,230	28,111	28,230
Average diluted shares outstanding	28,267	28,244	28,341	28,283	28,411	28,267	28,411
End of period common shares outstanding	28,114	28,107	28,181	28,079	28,091	28,114	28,091

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.70%	1.67%	1.61%	1.53%	1.52%	1.70%	1.52%
Return on average assets excluding intangible amortization	1.79%	1.75%	1.69%	1.61%	1.60%	1.79%	1.60%
Return on average assets excluding intangible amortization, provision for loan losses, merger expenses, bargain purchase gain, gain on life insurance proceeds and income taxes (Core ROA)	2.77%	2.88%	2.69%	2.67%	2.64%	2.77%	2.64%
Return on average common equity	13.68%	13.19%	12.78%	12.80%	12.21%	13.68%	12.21%
Return on average tangible common equity excluding intangible amortization	17.29%	16.46%	15.88%	16.05%	15.03%	17.29%	15.03%
Efficiency ratio	46.03%	49.21%	46.24%	46.22%	49.75%	46.03%	49.75%
Core efficiency ratio	46.39%	44.40%	45.63%	46.87%	46.12%	46.39%	46.12%
Net interest margin - FTE	5.15%	4.86%	4.65%	4.65%	4.65%	5.15%	4.65%
Fully taxable equivalent adjustment	$ 1,075	$ 1,122	$ 1,112	$ 1,126	$ 1,115	$ 1,075	$ 1,115
Total revenue	57,173	61,703	54,168	56,142	53,091	57,173	53,091

EARNINGS EXCLUDING
INTANGIBLE AMORTIZATION

GAAP net income available to common shareholders	$ 17,548	$ 16,939	$ 16,095	$ 15,490	$ 14,498	$ 17,548	$ 14,498
Intangible amortization after-tax	487	452	421	422	383	487	383
Earnings excluding intangible amortization	$ 18,035	$ 17,391	$ 16,516	$ 15,912	$ 14,881	$ 18,035	$ 14,881

GAAP diluted earnings per share	$ 0.62	$ 0.60	$ 0.57	$ 0.55	$ 0.51	$ 0.62	$ 0.51
Intangible amortization after-tax	0.02	0.02	0.01	0.02	0.01	0.02	0.01
Diluted earnings per share excluding intangible amortization	$ 0.64	$ 0.62	$ 0.58	$ 0.57	$ 0.52	$ 0.64	$ 0.52

OTHER OPERATING EXPENSES

Advertising	$ 693	$ 549	$ 534	$ 904	$ 460	$ 693	$ 460
Merger and acquisition expenses	28	5,169	296	--	1,692	28	1,692
Amortization of intangibles	802	743	694	694	630	802	630
Electronic banking expense	863	845	809	728	793	863	793
Directors' fees	190	196	206	193	212	190	212
Due from bank service charges	133	124	137	159	116	133	116
FDIC and state assessment	630	571	588	516	638	630	638
Insurance	566	501	448	424	401	566	401
Legal and accounting	322	225	231	287	322	322	322
Other professional fees	473	392	411	354	498	473	498
Operating supplies	343	299	280	291	264	343	264
Postage	207	216	219	240	221	207	221
Telephone	303	282	270	276	246	303	246
Other expense	2,254	2,074	2,264	2,532	1,985	2,254	1,985

Total other operating expenses	$ 7,807	$ 12,186	$ 7,387	$ 7,598	$ 8,478	$ 7,807	$ 8,478

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2013	2012	2012	2012	2012

BALANCE SHEET RATIOS

Total loans to total deposits	76.98%	77.97%	79.29%	74.93%	74.00%
Common equity to assets	12.5%	12.2%	13.1%	12.2%	11.6%
Tangible common equity to tangible assets	10.5%	10.1%	11.1%	10.3%	9.7%

ALLOWANCE FOR LOAN LOSSES

Non-Covered
Balance, beginning of period	$ 45,170	$ 47,292	$ 49,846	$ 51,014	$ 52,129
Loans charged off	3,318	3,739	3,984	1,601	1,469
Recoveries of loans previously charged off	450	367	1,430	433	354
Net loans charged off	2,868	3,372	2,554	1,168	1,115
Provision for loan losses	--	1,250	--	--	--
Balance, end of period	$ 42,302	$ 45,170	$ 47,292	$ 49,846	$ 51,014

Discount for credit losses on non-covered loans acquired	80,305	81,717	14,712	16,112	17,154
Net charge-offs on loans not covered by loss share to average non-covered loans	0.50%	0.61%	0.50%	0.23%	0.23%
Allowance for loan losses for non-covered loans to total non-covered loans	1.83%	1.94%	2.28%	2.45%	2.49%
Allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired	5.13%	5.26%	2.97%	3.21%	3.30%

Covered
Balance, beginning of period	$ 5,462	$ 7,148	$ 6,665	$ --	$ --
Loans charged off	1,840	1,688	354	--	--
Recoveries of loans previously charged off	11	2	--	--	--
Net loans charged off	1,829	1,686	354	--	--
Provision for loan losses before benefit attributable to FDIC loss share agreements	--	--	837	6,665	--
Benefit attributable to FDIC loss share agreements	--	--	(670)	(5,332)	--
Net provision for loan losses	--	--	167	1,333	--
Increase in FDIC indemnificaton asset	--	--	670	5,332	--
Balance, end of period	$ 3,633	$ 5,462	$ 7,148	$ 6,665	$ --

Total Allowance for Loan Losses	$ 45,935	$ 50,632	$ 54,440	$ 56,511	$ 51,014

NON-PERFORMING ASSETS
NOT COVERED BY LOSS SHARE

Non-performing non-covered loans
Non-accrual non-covered loans	$ 19,078	$ 21,336	$ 20,183	$ 24,810	$ 27,425
Non-covered loans past due 90 days or more	6,692	5,937	2,424	1,326	289
Total non-performing non-covered loans	25,770	27,273	22,607	26,136	27,714
Other non-performing non-covered assets
Non-covered foreclosed assets held for sale, net	18,861	20,393	14,942	14,481	14,634
Other non-performing non-covered assets	285	164	1	79	71
Total other non-performing non-covered assets	19,146	20,557	14,943	14,560	14,705
Total non-performing non-covered assets	$ 44,916	$ 47,830	$ 37,550	$ 40,696	$ 42,419

Allowance for loan losses for non-covered loans to non-performing non-covered loans	164.15%	165.62%	209.19%	190.72%	184.07%
Non-performing non-covered loans to total non-covered loans	1.12%	1.17%	1.09%	1.28%	1.35%
Non-performing non-covered assets to total non-covered assets	1.21%	1.30%	1.14%	1.19%	1.22%

Home BancShares, Inc.
Loan Information
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2013	2012	2012	2012	2012

LOANS NOT COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 1,014,301	$ 1,019,039	$ 887,895	$ 856,334	$ 780,520
Construction/land development	254,673	254,800	282,269	269,371	413,093
Agricultural	34,288	32,513	28,403	28,570	28,120
Residential real estate loans
Residential 1-4 family	531,698	549,269	473,412	481,018	471,439
Multifamily residential	122,998	129,742	105,369	106,206	65,226
Total real estate	1,957,958	1,985,363	1,777,348	1,741,499	1,758,398
Consumer	33,823	37,462	35,433	37,146	38,254
Commercial and industrial	269,463	256,908	200,160	197,278	196,165
Agricultural	16,573	19,825	36,239	31,741	21,275
Other	31,329	31,641	27,068	27,823	32,016
Loans receivable not covered by loss share	$ 2,309,146	$ 2,331,199	$ 2,076,248	$ 2,035,487	$ 2,046,108

LOANS COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 155,345	$ 164,723	$ 175,195	$ 187,802	$ 179,360
Construction/land development	58,384	66,713	71,958	74,989	99,996
Agricultural	2,256	2,282	2,289	2,737	3,092
Residential real estate loans
Residential 1-4 family	120,246	125,625	130,425	136,498	139,819
Multifamily residential	9,443	9,567	10,062	10,216	9,077
Total real estate	345,674	368,910	389,929	412,242	431,344
Consumer	28	39	70	71	549
Commercial and industrial	11,712	14,668	16,878	19,541	22,843
Agricultural	--	--	--	--	--
Other	1,255	1,267	539	568	699
Loans receivable covered by loss share	$ 358,669	$ 384,884	$ 407,416	$ 432,422	$ 455,435

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2013			December 31, 2012
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 148,744	$ 98	0.27%	$ 97,308	$ 51	0.21%
Federal funds sold	15,724	7	0.18%	15,061	9	0.24%
Investment securities - taxable	561,056	2,403	1.74%	581,840	2,708	1.85%
Investment securities - non-taxable - FTE	165,411	2,419	5.93%	165,957	2,518	6.04%
Loans receivable - FTE	2,684,376	44,296	6.69%	2,608,090	41,351	6.31%
Total interest-earning assets	3,575,311	49,223	5.58%	3,468,256	46,637	5.35%
Non-earning assets	617,582			571,264
Total assets	$ 4,192,893			$ 4,039,520

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 1,771,631	$ 814	0.19%	$ 1,632,053	$ 784	0.19%
Time deposits	986,787	1,671	0.69%	1,028,938	2,093	0.81%
Total interest-bearing deposits	2,758,418	2,485	0.37%	2,660,991	2,877	0.43%
Federal funds purchased	--	--	0.00%	392	--	0.00%
Securities sold under agreement to repurchase	69,664	80	0.47%	62,913	79	0.50%
FHLB borrowed funds	130,376	1,004	3.12%	130,427	1,030	3.14%
Subordinated debentures	27,149	230	3.44%	28,867	247	3.40%
Total interest-bearing liabilities	2,985,607	3,799	0.52%	2,883,590	4,233	0.58%
Non-interest bearing liabilities
Non-interest bearing deposits	668,222			620,806
Other liabilities	18,769			24,089
Total liabilities	3,672,598			3,528,485
Shareholders' equity	520,295			511,035
Total liabilities and shareholders' equity	$ 4,192,893			$ 4,039,520
Net interest spread			5.06%			4.77%
Net interest income and margin - FTE		$ 45,424	5.15%		$ 42,404	4.86%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2013			March 31, 2012
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 148,744	$ 98	0.27%	$ 151,569	$ 85	0.23%
Federal funds sold	15,724	7	0.18%	2,964	2	0.27%
Investment securities - taxable	561,056	2,403	1.74%	568,890	2,860	2.02%
Investment securities - non-taxable - FTE	165,411	2,419	5.93%	151,289	2,495	6.63%
Loans receivable - FTE	2,684,376	44,296	6.69%	2,384,860	38,661	6.52%
Total interest-earning assets	3,575,311	49,223	5.58%	3,259,572	44,103	5.44%
Non-earning assets	617,582			567,043
Total assets	$ 4,192,893			$ 3,826,615

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 1,771,631	$ 814	0.19%	$ 1,328,139	$ 1,011	0.31%
Time deposits	986,787	1,671	0.69%	1,241,210	3,649	1.18%
Total interest-bearing deposits	2,758,418	2,485	0.37%	2,569,349	4,660	0.73%
Federal funds purchased	--	--	0.00%	382	--	0.00%
Securities sold under agreement to repurchase	69,664	80	0.47%	69,051	110	0.64%
FHLB borrowed funds	130,376	1,004	3.12%	142,761	1,160	3.27%
Subordinated debentures	27,149	230	3.44%	44,331	524	4.75%
Total interest-bearing liabilities	2,985,607	3,799	0.52%	2,825,874	6,454	0.92%
Non-interest bearing liabilities
Non-interest bearing deposits	668,222			497,634
Other liabilities	18,769			25,563
Total liabilities	3,672,598			3,349,071
Shareholders' equity	520,295			477,544
Total liabilities and shareholders' equity	$ 4,192,893			$ 3,826,615
Net interest spread			5.06%			4.52%
Net interest income and margin - FTE		$ 45,424	5.15%		$ 37,649	4.65%
CONTACT: Brian S. Davis
         Chief Accounting Officer &
         Investor Relations Officer
         Home BancShares, Inc.
         (501) 328-4770